UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 27, 2017

vTv Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37524 (Commission File No.)	47-3916571 (IRS Employer Identification No.)

4170 Mendenhall Oaks Pkwy High Point, NC 27265 (Address of principal executive offices)

(336) 841-0300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 3.01

On June 27, 2017, vTv Therapeutics Inc. (the “Company”) received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that it is not in compliance with the requirement of NASDAQ Rule 5450(b)(2)(A) as a result of the market value of the Company’s listed securities (“MVLS”) being below $50 million for 30 consecutive business days. This notification has no effect on the listing of the Company’s Class A common stock (“Class A Common Stock”) on The NASDAQ Global Market at this time.  To the extent the Company is not able to comply with Rule 5450(b)(2)(A) within the 180-day grace period described below, the Company intends to transfer the listing of the Class A Common Stock to the NASDAQ Capital Market.

In addition to the 9,693,254 shares of Class A Common Stock outstanding, which are deemed by NASDAQ to be the Company’s “Listed Securities” for purposes of Rule 5450(b)(2)(A), the Company also has 23,119,246 shares of its Class B common stock (“Class B Common Stock”) outstanding, which shares may be exchanged at any time by holders of Class B Common Stock, together with nonvoting common units of vTv Therapeutics LLC (“vTv LLC Units”), for shares of Class A Common Stock pursuant to the terms of the exchange agreement entered into at the time of the Company’s initial public offering.  Based on the closing trading price of the Class A Common Stock on June 29, 2017 the Company’s total market capitalization is $158.8 million, giving effect to the full exchange of Class B Common Stock and vTv LLC Units for shares of Class A Common Stock, which is in excess of the $50 million threshold.

In accordance with NASDAQ Listing Rule 5810(c)(3)(C), the Company has 180 calendar days, or until December 26, 2017, to regain compliance with NASDAQ Listing Rule 5450(b)(2)(A). Compliance can be achieved automatically and without further action if the MVLS is at or above $50 million for a minimum of 10 consecutive business days at any time during the 180-day period.  If the Company does not regain compliance during such period, subject to an appeals process, the Class A Common Stock may be removed from The NASDAQ Global Market, and the Company would seek to transfer the listing of the Class A Common Stock to the NASDAQ Capital Market), to the extent the Class A Common Stock is then eligible for listing on the NASDAQ Capital Market.

The Company intends to monitor its MVLS actively and is currently evaluating its available options to regain compliance with NASDAQ Listing Rule 5450(b)(2)(A). The Company also intends to propose that the total market capitalization be considered in determining the MVLS for purposes of Rule 5450(b)(2)(A), since the Class B Common Stock and vTv LLC Units can be exchanged for shares of Class A Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Rudy C. Howard
Name:	Rudy C. Howard
Title:	Chief Financial Officer

Dated: June 30, 2017